Exhibit 99.1

AeroGrow Reports Results for Q4 and the Full Fiscal Year Ended March 31, 2019

●	Q4 Sales up 35% to $9.1 million; Full Year Sales up 6% to $34.4 million
●	Q4 Operating Profit of $524K; Full Year Operating Profit of $6K
●	Continued Strong Distribution at Amazon and on Numerous E-commerce Platforms
●	Full Year Gross Margin Improvement of 170 Basis Points to 34.8%
●	Successful New Product Launches, More Planned for FY 2020

Boulder, CO - (June 24, 2019) - AeroGrow International, Inc. (OTCQB: AERO) (“AeroGrow” or the “Company”), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced results for the 4th Quarter and for the fiscal year (FY) ended March 31, 2019.

For the 4th Quarter ended March 31, 2019, the Company recorded net revenue of $9.1 million, an increase of 35% over the same period in the prior year.  Income from Operations was $524K, up significantly from $4K in the prior year. For the year ended March 31, 2019, the Company recorded total revenue of $34.4 million, an increase of 6% over the prior year. Income from Operations for the full year period was $6K, up from a loss of $448K in the prior year. FY 2019 represents the first time in the Company’s history that it posted an operating profit.

“I am very pleased with our Q4 results,” said President and CEO J. Michael Wolfe.  “After our disappointing Q3, it was good to see our Q4 sales jump right back up to a strong growth rate of +35%. While our full year results aren’t at the level we have become accustomed to over the past five years, we still posted 6% sales growth and the first operating profit in the Company’s history.

“We are seeing good strength in our fundamental business metrics as well, with our Gross Margin improving by 170 basis points to nearly 35% in FY 2019 and the sale of seed kits continuing to be strong. I’m also pleased to see our Q4 operating income increase to $524K vs. just $4K the year before on a sales increase of 35%. This demonstrates the leverage in our business as we grow and furthers our belief that we are nearing a “tipping point” in our performance.

“The strength of our Q4 also underscored our belief that some of the tactical changes we made to our marketing programs in Q3 weren’t as effective as we had planned and led to our sales weakness being narrowly limited to the period between Cyber Monday and Christmas. We are in the process of addressing our general marketing strategy and I am confident that we will be back this fall with a program that is stronger than ever – one that will be focused on driving broad awareness of the AeroGarden and optimal sell-thru both in-store and on-line.

“Regarding distribution, we continue to have exceptional performance on Amazon and look forward to continued growth on this platform in the coming year. I am also pleased that we will be back both in-store and on-line with all of our key retail partners this year, including Bed, Bath & Beyond, Kohl’s and Macy’s. We are also looking to expand our relationship with several new retailer partners. Finally, our AeroGarden.com business is showing renewed strength in recent months.

“In closing, I think the overall health of the business at the conclusion of FY 2019 is very good – and we are poised for a strong FY 2020. But what I’m most excited about is our innovation. Last year we introduced the new AeroGarden Harvest, which has been met with very high reviews and some of the best customer feedback we’ve ever received. Early this fall we will be introducing an all-new version of the AeroGarden Bounty. The new Bounty will be our most technically advanced AeroGarden ever – and it will be as beautiful as it is functional with a version even available in a ceramic finish. Also this fall we will be introducing a number of new accessory products and exciting new seed kits that will enhance the AeroGarden growing experience. And later this year we plan to announce our biggest and most innovative indoor gardening system ever. Our new system has been four years in development and we believe it will once again create an entirely new category and re-set the bar for innovation and growing indoors.

“I look forward to updating you on our progress throughout Fiscal 2020.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

BALANCE SHEETS

	March 31,	March 31,
	2019	2018
(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$1,741	$7,482
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $89 and $39 at March 31, 2019 and 2018, respectively	5,102	4,296
Other receivables	207	281
Inventory, net	8,440	5,047
Prepaid expenses and other	490	493
Total current assets	15,995	17,614
Property and equipment and intangible assets, net of accumulated depreciation of $4,828 and $4,386 at March 31, 2019 and 2018, respectively	1,006	514
Deposits	39	39
Total assets	$17,040	$18,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,610	$2,748
Accrued expenses	1,437	2,231
Customer deposits	181	163
Debt associated with sale of intellectual property-current portion	25	32
Total current liabilities	4,276	5,222
Long term liabilities
Debt associated with sale of intellectual property	23	48
Capital lease liability	72	12
Other liability	240	190
Total liabilities	4,588	5,424
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 0 issued and outstanding at March 31, 2019 and 2018, respectively	-	-
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at March 31, 2019 and 2018	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(128,399)	(128,108)
Total stockholders’ equity	12,452	12,743
Total liabilities and stockholders’ equity	$17,040	$18,167

AEROGROW INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	Years ended March 31,
	2019	2018
(in thousands, except per share data)
Net revenue	$34,366	$32,298
Cost of revenue	22,395	21,598
Gross profit	11,971	10,700

Operating expenses
Research and development	590	558
Sales and marketing	8,462	8,071
General and administrative	2,913	2,519
Total operating expenses	11,965	11,148

Income (loss) from operations	6	(448)

Other income (expense), net
Interest expense – related party	(301)	(21)
Other income (expense), net	4	27
Total other income (expense), net	(297)	6

Net loss	$(291)	$(442)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	-	534
Net income (loss) attributable to common shareholders	$(291)	$92

Net loss per common share, basic and diluted	$(0.01)	$0.00

Weighted average number of common shares outstanding, basic	34,328	34,044

Weighted average number of common shares outstanding, diluted	34,328	34,125

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755